UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 19, 2000

                              CYBERBOTANICAL, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


        000-29383                                       88-0356200
        ---------                                       ----------
 (Commission File Number)                   (IRS Employer Identification Number)




                          c/o Richard Surber, President
            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
            ---------------------------------------------------------
                    (Address of principal executive offices)

                                 (801) 575-8073
                                 --------------
              (Registrant's telephone number, including area code)




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ITEM 5.           OTHER EVENTS

On the 17th day of October, the Company entered into a Purchase Agreement with its parent corporation, Kelly's Coffee Group, Inc., a Nevada Corporation ("Kelly's"). Under the terms of the agreement, all of Kelly's assets, as shown on its Form 10-QSB for the quarter ended August 31, 2000, filed with the Securities and Exchange Commission on October 3, 2000, with the exception of the shares Kelly's owns in the Company, to the Company. The assets were moved to the Company in exchange for the agreement of the Company to assume all liabilities of Kelly's as shown on Kelly's' Form 10-QSB for the quarter ended August 31, 2000 and the agreement of the Company to indemnify Kelly's therefrom. The Company is a Subsidiary of Kelly's. Kelly's owns approximately 94% of the issued and outstanding stock of the Company.

The effect of this transaction is to transfer the designated assets from the balance sheet of Kelly's to the balance sheet of the Company. The Company's assets and liabilities will increase, as will be reflected on its balance sheets, by the amounts transferred. On a fully consolidated basis, the balance sheet of Kelly's Coffee Group, Inc. will remain essentially the same as Cyberbotanical, Inc. is a 94% owned subsidiary and is treated as part of Kelly's Coffee Group, Inc. for financial reporting purposes.

ITEM 7.           Financial Statements and Exhibits

The following exhibit(s) are included as part of this report:

          a)   Purchase Agreement dated October 17, 2000.

          b) Kelly's Coffee Group, Inc. Form 10-QSB for the quarter ended August 31, 2000 filed October 3, 2000 is incorporated by reference.


Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Cyberbotanical, Inc.

Signature                                             Date



By:      /s/ Richard Surber                           October 19, 2000
   --------------------------------
Name:    Richard Surber
Title:   President





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